Exhibit 99.1

ARRIS Announces Preliminary and Unaudited Second Quarter 2018 Results

SUWANEE, Ga., August 1, 2018 – ARRIS International plc (NASDAQ: ARRS) today announced preliminary and unaudited financial results for the second quarter 2018.

Second Quarter 2018 Financial Highlights

•	Revenues were $1.727 billion

•	GAAP net income was $0.19 per diluted share

•	Adjusted net income (a non-GAAP measure) was $0.72 per diluted share

•	End-of-quarter cash resources were $548 million

•	$100 million of share repurchases ($175 million YTD as of 8/1/2018)

•	Order backlog was $1.3 billion

•	Book-to-bill ratio was 0.98

“ARRIS posted a solid second quarter, with non-GAAP earnings growing 14% year-over-year to $0.72 per share with continued strong performance from our higher margin Network & Cloud and Enterprise businesses,” said Bruce McClelland, ARRIS CEO. “Revenue grew by 4% year-over-year with the addition of Ruckus and increased E6000 CCAP sales. We have been active buyers of our stock in 2018 and intend to allocate the majority of our free cash flow to stock repurchases for the remainder of the year, targeting a minimum of $400 million for the year.”

“For the third quarter 2018, we are estimating revenues in the range of $1.680 billion to $1.730 billion. We expect GAAP net income per diluted share in the range of $0.20 to $0.25 and adjusted net income per diluted share in the range of $0.65 to $0.70. For full year 2018, we now expect sales to be in the range of $6.850 billion to $7.0 billion, GAAP net income per diluted share in the range of $0.68 to $0.83 and adjusted net income per diluted share in the range of $2.85 to $3.00.”

Revenues in the second quarter 2018 of $1.727 billion were up $63 million, or 4%, as compared to second quarter 2017 revenues of $1.664 billion and up $149 million, or 9%, as compared to first quarter 2018 revenues of $1.578 billion.

Through the first six months of 2018, revenues were $3.304 billion, up $157 million, or 5%, as compared to the first six months of 2017 revenues of $3.147 billion.

GAAP net income in the second quarter 2018 was $0.19 per diluted share, as compared to GAAP net income of $0.16 per diluted share in the second quarter 2017 and a GAAP net loss of $(0.07) per diluted share in the first quarter 2018.

Year to date 2018 GAAP net income was $0.12 per diluted share, as compared to the first six months of 2017 GAAP net loss of $(0.05) per diluted share.

Adjusted net income (a non-GAAP measure) in the second quarter 2018 was $0.72 per diluted share, as compared to $0.63 per diluted share for the second quarter 2017, and first quarter 2018 adjusted net income of $0.73 per diluted share.

Year to date adjusted net income was $1.45 per diluted share for 2018 as compared to the first six months of 2017 adjusted net income of $1.04 per diluted share.

A reconciliation of adjusted net income per diluted share to GAAP net income per diluted share is attached to this release and can be found on the Company’s website (www.arris.com).

Cash & Cash Equivalents - The Company ended the second quarter 2018 with $548 million of cash resources, as compared to $543 million at the end of the first quarter 2018. The Company generated $103 million of cash from operating activities during the second quarter 2018, as compared to $246 million during the second quarter of 2017. Through the first six months of 2018 the company generated $199 million of cash from operating activities. This compares to $496 million during the same period in 2017.

The Company repurchased approximately 4.0 million ordinary shares for $100 million during the second quarter of 2018. Since the end of the second quarter, the Company has repurchased approximately 2.0 million additional ordinary shares for $50 million. Through August 1, 2018, the Company has repurchased 6.9 million ordinary shares for $175 million. As of August 1, 2018, the Company has $350 million remaining in available repurchase authorization.

Order backlog at the end of the second quarter 2018 was $1.258 billion as compared to $1.326 billion and $1.293 billion at the end of the second quarter 2017 and the first quarter 2018, respectively. The Company’s book-to-bill ratio in the second quarter 2018 was 0.98 as compared to the second quarter 2017 of 1.01 and the first quarter 2018 of 1.11.

ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, August 1, 2018, to discuss second quarter 2018 results. You may participate in this conference call by dialing 888-655-5028 or 503-343-6025 for international calls prior to the start of the call. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through August 8, 2018, by dialing 855-859-2056 or 404-537-3406 for international calls and using the pass code 4368658. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arris.com.

Forward-Looking Statements

Statements made in this press release, including those related to revenues and net income for the third quarter and full year 2018, growth expectations, share repurchases, cost initiatives, the general market outlook and industry trends are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things:

•

projected results for the third quarter 2018, as well as the general outlook for 2018, are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	volatility in component pricing and supply could impact revenues and gross margins more than currently anticipated;

•	fluctuations in share price or reductions in free cash flow may impact the volume of share repurchases;

•	recently enacted tariffs on imports from China and the proposed 10% tariff on additional products imported from China could have a material adverse impact on our financial results;

•	the anticipated benefits from the Ruckus Networks acquisition may not be realized;

•	volatility in currency fluctuation may adversely impact our international customers’ ability or willingness to purchase products and the pricing of products;

•	impacts of the U.K. invoking Article 50 of the Lisbon Treaty to leave the European Union, could have an adverse impact on results of operations;

•	regulatory changes, including those related to recently completed changes to the U.S. income tax code, could have an adverse impact on operations and results of operations;

•	the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; and

•

the Company’s customers operate in a capital-intensive consumer-based industry, and volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business and results from operations. Additional information regarding these and other factors can be found in the Company’s reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended March 31, 2018. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

About ARRIS

ARRIS International plc (NASDAQ: ARRS) is powering a smart, connected world. The company’s leading hardware, software and services transform the way that people and businesses stay informed, entertained and connected. For more information, visit www.arris.com.

For the latest ARRIS news:

•	Check out our blog: ARRIS EVERYWHERE

•	Follow us on Twitter: @ARRIS

Contact:

Bob Puccini

Investor Relations

+1.720.895.7787

ARRIS and the ARRIS Logo are trademarks or registered trademarks of ARRIS Enterprises, LLC. All other trademarks are the property of their respective owners. © 2018 ARRIS Enterprises, Inc. All rights reserved.

ARRIS INTERNATIONAL PLC

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
ASSETS
Current assets:
Cash and cash equivalents	$501,410	$506,240	$487,573	$1,379,827	$1,346,028
Short-term investments, at fair value	46,698	36,804	23,874	33,309	38,759

Total cash, cash equivalents and short term investments	548,109	543,044	511,447	1,413,136	1,384,787

Accounts receivable, net	1,183,360	1,034,608	1,218,089	1,056,225	991,539
Other receivables	192,067	169,681	157,845	145,658	132,742
Inventories, net	803,217	849,069	825,211	775,142	657,881
Prepaid income taxes	10,406	26,409	28,351	41,780	16,354
Prepaids	40,290	36,308	26,644	27,954	32,149
Other current assets	196,014	172,993	145,953	109,567	119,405

Total current assets	2,973,463	2,832,112	2,913,540	3,569,462	3,334,857

Property, plant and equipment, net	299,991	309,457	372,467	347,506	355,033
Goodwill	2,259,177	2,336,820	2,278,512	2,016,580	2,014,550
Intangible assets, net	1,580,393	1,583,299	1,771,362	1,406,591	1,491,103
Investments	69,902	69,858	71,082	73,199	61,047
Deferred income taxes	146,443	131,417	115,436	193,703	199,102
Other assets	72,155	103,525	101,858	57,246	54,843

	$7,401,524	$7,366,488	$7,624,257	$7,664,287	$7,510,535

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,125,619	$1,010,812	$1,206,656	$1,266,214	$1,201,883
Accrued compensation, benefits and related taxes	140,387	113,029	155,966	102,222	81,355
Accrued warranty	38,651	42,434	44,507	45,036	44,812
Deferred revenue	123,590	143,740	115,224	118,598	130,454
Current portion of LT debt & financing lease obligations	83,709	83,633	83,559	89,156	89,336
Income taxes payable	2,093	4,937	6,244	4,420	9,487
Other accrued liabilities	361,315	316,206	321,113	327,099	303,013

Total current liabilities	1,875,365	1,714,791	1,933,269	1,952,745	1,860,340
Long-term debt & financing lease obligations, net of current portion	2,074,352	2,095,320	2,116,244	2,112,494	2,134,506
Accrued pension	31,889	43,443	42,637	54,867	55,532
Noncurrent deferred revenue	58,233	56,041	54,090	34,569	36,855
Noncurrent income taxes	120,987	159,148	144,665	115,434	114,187
Deferred income taxes	62,886	68,825	68,888	83,058	83,516
Other noncurrent liabilities	68,507	71,546	80,430	83,852	83,526

Total liabilities	4,292,219	4,209,114	4,440,223	4,437,018	4,368,462
Stockholders’ equity:
Ordinary shares	2,722	2,769	2,768	2,788	2,786
Capital in excess of par value	3,424,906	3,392,415	3,387,128	3,367,940	3,356,183
Accumulated other comprehensive (loss) income	(4,649)	12,545	4,552	8,838	2,211
Accumulated deficit	(329,731)	(266,264)	(225,881)	(188,375)	(256,705)

Total ARRIS International plc stockholders’ equity	3,093,248	3,141,465	3,168,567	3,191,191	3,104,475
Stockholders’ equity attributable to noncontrolling interest	16,056	15,909	15,467	36,078	37,598

Total stockholders’ equity	3,109,304	3,157,374	3,184,034	3,227,269	3,142,073

	$7,401,524	$7,366,488	$7,624,257	$7,664,287	$7,510,535

ARRIS INTERNATIONAL PLC

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017
Net sales	$1,726,540	$1,664,170	$3,304,250	$3,147,276
Cost of sales	1,227,785	1,260,813	2,329,812	2,406,661

Gross margin	498,755	403,357	974,438	740,615

Operating expenses:
Selling, general, and administrative expenses	173,353	113,921	334,557	218,560
Research and development expenses	167,200	133,098	336,997	266,060
Amortization of intangible assets	90,485	91,012	205,193	184,657
Impairment of goodwill	—	—	3,400	—
Integration, acquisition, restructuring and other costs	22,844	9,690	36,500	19,785

	453,882	347,721	916,647	689,062

Operating income	44,873	55,636	57,792	51,553
Other expense (income):
Interest expense	23,647	23,344	46,173	43,027
(Gain) loss on investments	(844)	3,609	(317)	8,139
(Gain) loss on foreign currency	(824)	9,373	4,009	14,113
Interest income	(1,792)	(1,788)	(3,324)	(3,709)
Other (income) expense, net	(169)	926	(61)	841

Income (loss) before income taxes	24,855	20,172	11,312	(10,858)
Income tax (benefit) expense	(9,944)	(8,302)	(6,454)	1,699

Consolidated net income (loss)	34,799	28,474	17,766	(12,557)
Net loss attributable to noncontrolling interests	(955)	(1,862)	(4,388)	(3,795)

Net income (loss) attributable to ARRIS International plc	$35,754	$30,336	$22,154	($8,762)

Net income (loss) per ordinary share (1):
Basic	$0.19	$0.16	$0.12	$(0.05)

Diluted	$0.19	$0.16	$0.12	$(0.05)

Weighted average ordinary shares:
Basic	184,216	186,803	184,376	188,291

Diluted	185,669	189,002	186,288	188,291

(1)	Calculated based on net income (loss) attributable to shareowners of ARRIS International plc

ARRIS INTERNATIONAL PLC

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017
Operating Activities:
Consolidated net income (loss)	$34,799	$28,474	$17,766	$(12,557)
Depreciation	21,235	21,690	44,109	43,003
Amortization of acquired intangible assets	92,360	92,672	208,955	187,978
Amortization of deferred finance fees and debt discount	1,207	1,988	2,422	3,891
Impairment of goodwill	—	—	3,400	—
Deferred income taxes	(32,750)	(16,740)	(46,077)	(37,523)
Foreign currency remeasurement of deferred income taxes	(3,676)	4,060	21	7,191
Stock compensation expense	23,503	22,325	42,759	41,740
Provision for non-cash warrants	—	2,658	—	5,081
Provision (recovery) for doubtful accounts	—	(69)	(292)	(248)
Loss on disposal of plant, property and equipment and other	66	1,298	222	1,590
Loss on investments and others	(844)	3,609	(182)	8,139
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(162,538)	24,060	20,862	368,020
Other receivables	(22,386)	(23,625)	(34,222)	(59,549)
Inventories	43,817	(103,689)	19,420	(106,841)
Accounts payable and accrued liabilities	123,764	181,521	(104,470)	36,881
Prepaids and other, net	(15,220)	5,628	24,557	9,124

Net cash provided by operating activities	103,337	245,860	199,250	495,920

Investing Activities:
Purchases of investments	(10,809)	(6,371)	(37,309)	(62,250)
Sales of investments	549	58,416	11,549	150,301
Purchases of property, plant & equipment, net	(13,450)	(21,033)	(28,646)	(42,900)
Deposit proceeds for sale of property, plant and equipment	20,000	—	30,000	—
Purchases of intangible assets	(423)	(422)	(423)	(422)
Other, net	—	—	171	826

Net cash (used in) provided by investing activities	(4,133)	30,590	(24,658)	45,555

Financing Activities:
Proceeds from issuance of debt	—	30,314	—	30,314
Payment of financing lease obligation	(224)	(201)	(414)	(405)
Payment of debt obligations	(21,875)	(52,864)	(43,750)	(75,239)
Payment for deferred financing costs and debt discount	—	(1,462)	—	(1,462)
Repurchase of shares	(86,244)	(43,855)	(111,244)	(126,965)
Repurchase of shares to satisfy employee minimum tax withholdings	(3)	(128)	(13,979)	(13,882)
Proceeds from issuance of shares, net	8,996	8,530	9,018	8,553
Contribution from noncontrolling interest	1,050	3,500	2,257	3,500

Net cash used in financing activities	(98,300)	(56,166)	(158,112)	(175,586)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6,440)	(450)	(2,649)	147
Net (decrease) increase in cash, cash equivalents and restricted cash	(5,536)	219,834	13,831	366,036
Cash, cash equivalents and restricted cash at beginning of period	508,483	1,127,894	489,116	981,692

Cash, cash equivalents and restricted cash at end of period	$502,947	$1,347,728	$502,947	$1,347,728

Reconciliation of cash, cash equivalents and restricted cash reported within the Consolidated Balance Sheets

Cash and cash equivalent	501,410	1,346,028
Restricted cash included in other current assets	820	165
Restricted cash included in other assets	717	1,535

Total	502,947	1,347,728

ARRIS INTERNATIONAL PLC

PRELIMINARY ADJUSTED SALES & NET INCOME RECONCILIATION

(in thousands, except per share data) (unaudited)

	Q2 2017		Q1 2018		Q2 2018		JUN YTD 2017		JUN YTD 2018
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Sales	$1,664,170		$1,577,710		$1,726,540		$3,147,276		$3,304,250
Highlighted items:
Reduction in revenue related to warrants	2,658		—		—		5,081		—
Acquisition accounting impacts of deferred revenue	—		5,694		3,307		—		9,002

Adjusted sales	$1,666,828		$1,583,404		$1,729,847		$3,152,357		$3,313,252

Net income (loss) attributable to ARRIS International plc	$30,336	$0.16	$(13,600)	$(0.07)	$35,754	$0.19	$(8,762)	$(0.05)	$22,154	$0.12
Highlighted Items:
Impacting gross margin:
Stock compensation expense	3,495	0.02	3,253	0.02	3,809	0.02	6,747	0.04	7,062	0.04
Reduction in revenue related to warrants	2,658	0.01	—	—	—	—	5,081	0.03	—	—
Acquisition accounting impacts of deferred revenue	—	—	5,694	0.03	3,307	0.02	—	—	9,002	0.05
Acquisition accounting impacts of fair valuing inventory	—	—	16,971	0.09	—	—	908	0.00	16,971	0.09
Impacting operating expenses:
Integration, acquisition, restructuring and other costs	9,690	0.05	13,655	0.07	22,844	0.12	19,785	0.10	36,499	0.20
Amortization of intangible assets	91,012	0.48	114,708	0.61	90,485	0.49	184,657	0.97	205,193	1.10
Impairment on goodwill and intangible assets	—	—	3,400	0.02	—	—	—	—	3,400	0.02
Stock compensation expense	18,829	0.10	16,003	0.09	19,694	0.11	34,992	0.18	35,697	0.19
Noncontrolling interest share of non-GAAP adj	(811)	—	(2,321)	(0.01)	(867)	(0.00)	(1,615)	(0.01)	(3,188)	(0.02)
Impacting other (income)/expense:
Impairment on investments	2,782	0.01	—	—	—	—	2,750	0.01	—	—
Debt amendment fees	—	—	—	—	—	—	2,782	0.01	—	—
Remeasurement of deferred taxes	2,828	0.01	3,697	0.02	(3,676)	(0.02)	4,940	0.03	20	0.00
Impacting income tax expense:
Net tax items	(40,937)	(0.22)	(24,541)	(0.13)	(37,387)	(0.20)	(54,270)	(0.28)	(61,928)	(0.33)

Total highlighted items	89,546	0.47	150,519	0.80	98,209	0.53	206,757	1.08	248,728	1.34

Adjusted net income	$119,882	$0.63	$136,919	$0.73	$133,963	$0.72	$197,995	$1.04	$270,882	$1.45

Weighted average ordinary shares - basic		186,803		184,805		184,216		188,291		184,376

Weighted average ordinary shares - diluted		189,002		187,175		185,669		190,932		186,288

ARRIS INTERNATIONAL PLC

PRELIMINARY SUPPLEMENTAL GAAP TO ADJUSTED SALES & GROSS MARGIN RECONCILIATION

(in thousands)

(unaudited)

	Q2 2017	Q1 2018	Q2 2018	Jun YTD 2017	Jun YTD 2018
Sales - GAAP	1,664,170	1,577,710	1,726,540	3,147,276	3,304,250
Adjustment to revenue related to warrants	2,658	—	—	5,081	—
Acquisition accounting impacts of deferred revenue	—	5,694	3,307	—	9,002

Adjusted Sales - Non-GAAP	1,666,828	1,583,404	1,729,847	3,152,357	3,313,252

GAAP Gross Margin	403,357	475,683	498,755	740,615	974,438
Acquisition accounting impacts of fair valuing inventory	—	16,971	—	908	16,971
Acquisition accounting impacts of deferred revenue	—	5,694	3,307	—	9,002
Stock compensation expense	3,495	3,253	3,809	6,747	7,062
Adjustment to revenue related to warrants	2,658	—	—	5,081	—

Adjusted Gross Margin - Non-GAAP	409,510	501,601	505,871	753,351	1,007,473

GAAP Gross Margin - %	24.2%	30.2%	28.9%	23.5%	29.5%
Adjusted Gross Margin - Non-GAAP - %	24.6%	31.7%	29.2%	23.9%	30.4%

ARRIS INTERNATIONAL PLC

PRELIMINARY SUPPLEMENTAL GAAP TO ADJUSTED SALES & ADJUSTED DIRECT CONTRIBUTION RECONCILIATION

(in thousands)

(unaudited)

	Q2 2018
	Network & Cloud	CPE	Enterprise	Corp/ Other	Total
Net Sales	549,496	1,008,131	172,240	(3,327)	1,726,540
Non GAAP Adjustments (1)	—	—	—	3,307	3,307

Adjusted Net Sales	549,496	1,008,131	172,240	(20)	1,729,847

Direct Contribution (2)	201,282	85,723	17,774	(146,577)	158,202
Adjusted Direct Contribution (3)	187,886	78,946	19,194	(83,092)	202,934

Adjusted Direct Contribution % of sales	34.2%	7.8%	11.1%		11.7%

Other Items
Amortization of intangibles	24,749	50,621	14,300	815	90,485
Integration,acquisition, restructuring and other costs	6,427	14,589	1,650	179	22,845
Depreciation expense	6,571	6,958	3,158	4,543	21,230
Equity compensation expense	8,647	5,927	4,485	4,444	23,503

(1)	Impact of adjustment related to acquisition accounting impacts
(2)	Defined as gross margin less direct operating expenses, excluding amortization of intangible assets, restructuring charges, acquisition, integration and other costs.
(3)	Defined as direct contribution less allocated facility costs, service provider sales and marketing costs plus equity compensation and depreciation expense

ARRIS INTERNATIONAL PLC

PRELIMINARY SUPPLEMENTAL DIRECT CONTRIBUTION TO ADJUSTED DIRECT CONTRIBUTION RECONCILIATION

(in thousands)

(unaudited)

	Q2 2018
	Network & Cloud	CPE	Enterprise	Corp/ Other	Total
Direct Contribution (1)	201,282	85,723	17,774	(146,577)	158,202
Allocated costs (2)	(28,614)	(19,622)	(6,223)	54,499	40,446

Direct Contribution after allocation	172,668	66,101	11,551	(92,078)	158,242
Equity compensation expense	8,647	5,927	4,485	4,444	23,503
Depreciation expense	6,571	6,958	3,158	4,543	21,230

Adjusted Direct Contribution	187,886	78,986	19,194	(83,091)	202,975

(1)	Defined as gross margin less direct operating expenses, excluding amortization of intangible assets, restructuring charges, acquisition, integration and other costs.
(2)	Allocated facility costs and service provider sales and marketing costs

ARRIS INTERNATIONAL PLC

PRELIMINARY SUPPLEMENTAL GAAP TO ADJUSTED EPS GUIDANCE RECONCILIATION

(in millions, except per share data)

	Q3 2018 Guidance	FY 2018 Guidance
Estimated GAAP EPS	$0.20 - $0.25	$0.68 - $0.83
Reconciling Items:
Amortization of intangibles	0.48	2.09
Stock compensation expense	0.13	0.49
Integration, acquisition, restructuring and other costs	0.02	0.13
Purchase accounting Items	0.01	0.16
Impairment of goodwill	—	0.02
Net Tax items	(0.19)	(0.72)

Subtotal	0.45	2.17

Estimated Adjusted (Non-GAAP) EPS	$0.65 - $0.70	$2.85 - $3.00

ARRIS INTERNATIONAL PLC

PRELIMINARY ADJUSTED SALES & EBITDA RECONCILIATION

(in millions)

(unaudited)

	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Sales	$1,260	$1,221	$1,102	$1,615	$1,730	$1,725	$1,759	$1,483	$1,664	$1,729	$1,739	$1,578	$1,727
Highlighted items:
Reduction in revenue related to warrants	—	—	—	—	4	10	16	2	3	3	(8)	—	—
Acquisition accounting impacts of deferred revenue	—	—	—	—	—	—	—	—	—	—	1	6	3

Adjusted sales	1,260	1,221	1,102	1,615	1,734	1,735	1,775	1,486	1,667	1,732	1,732	1,583	1,730

Trailing Twelve Months Adjusted Sales				$5,198	$5,672	$6,185	$6,859	$6,730	$6,663	$6,659	$6,616	$6,713	$6,776

Net income (loss) as reported	$15	$23	$27	$(205)	$82	$46	$86	$(41)	$28	$87	$(8)	$(17)	$35
Income tax expense (benefit)	13	12	(7)	86	(69)	9	(11)	10	(8)	(14)	(32)	3	(10)
Interest income	(1)	(1)	(1)	(1)	(1)	(1)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Interest expense	28	15	14	20	19	20	21	20	23	20	24	23	24
Depreciation expense	17	17	18	24	22	23	22	21	22	22	23	23	21
Amortization of intangible assets	57	57	56	98	110	89	100	94	91	90	101	115	90

EBITDA	130	124	107	22	164	186	216	102	154	203	105	145	158

Adjustments
Stock-based compensation expense	16	16	18	14	12	18	16	19	22	20	19	19	24
Integration, acquisition, restructuring and other costs	13	8	8	91	41	11	8	10	10	11	68	14	23
Impairment on goodwill and intangible assets	—	—	—	—	2	—	—	—	—	—	55	3	—
Reduction in revenue related to warrants	—	—	—	—	4	10	16	—	—	—	—	—	—
Acquisition accounting impacts of deferred revenue	—	—	—	—	—	—	—	2	3	3	(7)	6	3
Acquisition accounting impacts of fair valuing inventory	—	—	—	30	20	—	1	1	—	—	8	17	—
Impairment (gain) on investments	0	—	(0)	—	5	3	4	3	—	(2)	—	—	—
Credit facility - ticking fees	—	1	1	(0)	—	—	—	—	—	—	—	—	—
FX contract losses related to acquisition	(7)	15	14	2	—	—	(16)	—	—	—	—	—	—
Adjustment to liability related to foreign tax credit	—	(4)	—	—	—	—	—	—	—	—	—	—	—
Remeasurement of deferred taxes	—	—	—	—	—	—	—	2	3	4	1	4	(4)

Adjusted EBITDA - Non-GAAP	$152	$160	$148	$159	$248	$227	$245	$139	$192	$239	$248	$208	$204

Trailing Twelve Months Adjusted EBITDA				$619	$715	$782	$879	$859	$803	$815	$818	$886	$899

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Reduction in Revenue Related to Warrants:    We entered into agreements with two customers for the issuance of warrants to purchase up to 14.0 million of ARRIS’s ordinary shares. Vesting of the warrants is subject to certain purchase volume commitments, and therefore the accounting guidance requires that we record any change in the fair value of warrants as a reduction in revenue. Until final vesting, changes in the fair value of the warrants will be marked to market and any adjustment recorded in revenue. We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total revenues and gross margin.

Acquisition Accounting Impacts Related to Deferred Revenue:    In connection with the accounting related to our acquisitions, business combination rules require us to account for the fair values of deferred revenue arrangements for post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues as if these purchase accounting adjustments had not been applied. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We historically have experienced high renewal rates related to our support agreements, and our objective is to increase the renewal rates on acquired post contract support agreements. However, we cannot be certain that our customers will renew their contracts.

Stock-Based Compensation Expense:    We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income (loss) measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of restricted stock units. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Acquisition Accounting Impacts Related to Inventory Valuation:    In connection with the accounting related to our acquisitions, business combinations rules require the acquired inventory be recorded at fair value on the opening balance sheet. This is different from historical cost. Essentially, we are required to write the inventory up to the end customer price less a reasonable margin as a distributor. We have excluded the resulting adjustments in inventory and cost of goods sold as the historic and forward gross margin trends will differ as a result of the adjustments. We believe it is useful to understand the effects of this on cost of goods sold and margin.

Integration, Acquisition, Restructuring and Other Costs:    We have excluded the effect of acquisition, integration, and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income measures. We incurred expenses in connection with the Pace and Ruckus Networks acquisitions, which we generally would not otherwise incur in the periods presented as part of our continuing operations. Acquisition and integration expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. Restructuring expenses consist of employee severance, abandoned facilities, product line disposition and other exit costs. We believe it is useful to understand the effects of these items on our total operating expenses.

Impairment of Goodwill and Intangible Assets: We have excluded the effect of the estimated impairment of goodwill and intangible assets in calculating our non-GAAP operating expenses and net income measures. Although an impairment does not directly impact the Company’s current cash position, such expense represents the declining value of the business, technology and other intangible assets that were acquired. We exclude these impairments when significant and they are not reflective of ongoing business and operating results.

Amortization of Intangible Assets:    We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income (loss) measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Noncontrolling Interest share of Non-GAAP Adjustments:    The joint venture formed for the ActiveVideo acquisition is accounted for by ARRIS under the consolidation method. As a result, the consolidated Statements of Income include the revenues, expenses, and gains and losses of the noncontrolling interest. The amount of net income (loss) related to the noncontrolling interest are reported and presented separately in the consolidated Statements of Operations. We have excluded the noncontrolling share of any non- GAAP adjusted measures recorded by the venture, as we believe it is useful to understand the effect of excluding this item when evaluating our ongoing performance.

Impairment on Investments:    We have excluded the effect of other-than-temporary impairments and certain gains on investments in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Debt Amendment Fees:    In 2017, the Company amended its credit agreement. This debt modification allowed us to improve the terms and conditions of the credit agreement and extend the maturities of certain loan facilities. We have excluded the effect of the associated fees in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this item in our other expense (income).

Remeasurement of Deferred Taxes:    The Company records foreign currency remeasurement gains and losses related to deferred tax liabilities in the United Kingdom. The foreign currency remeasurement gains and losses derived from the remeasurement of the deferred income taxes from GBP to USD. We have excluded the impact of these gains and losses in the calculation of our non-GAAP measures. We believe it is useful to understand the effects of this item on our total other expense (income).

Income Tax Expense (Benefit):    We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to tax and legal restructuring, state and non-US valuation allowances, benefits for releases of uncertain tax positions due to settlement, change in law or statute of limitations and provision to return differences.